EXHIBIT 99.1

NEWS RELEASE

Contact:	Michelle Layne
(443) 327-1239
mlayne@safenet-inc.com
www.safenet-inc.com

SafeNet Reports First Quarter Financial Results
Company Announces Record Revenues

BALTIMORE, Maryland—April 29, 2004— SafeNet (NASDAQ: SFNT), setting the standard for information security, today announced results for the first quarter ended March 31, 2004.

Revenues for the three-month period ending March 31, 2004, were $24.0 million, compared to $13.6 million for the same period in 2003, an increase of 77%. On a sequential basis, revenues increased by 28% from the fourth quarter of 2003, or approximately $5.3 million. With the closing of the merger with Rainbow Technologies, Inc. on March 15, 2004, SafeNet’s financial results for the first quarter of 2004 include two weeks of combined operations.

The net loss calculated on a GAAP (Generally Accepted Accounting Principles) basis for the quarter ended March 31, 2004, was approximately $500,000, or $0.03 per diluted share, which compares to a net loss of $9.7 million, or $1.07 per diluted share, for the same period of 2003.

Adjusted net income for the 2004 first quarter was $2.9 million, or $0.18 per diluted share, compared to $1.5 million, or $0.15 per diluted share, for the quarter ended March 31, 2003. The quarterly adjusted net income and per share information excludes acquisition-related expenses, restructuring charges, and assumes a 35% income tax rate. These adjustments increased net income by $3.3 million, or $0.21 per diluted share, for the quarter ended March 31, 2004, compared to a net income increase of $11.2 million, or $1.16 per diluted share, for the quarter ended March 31, 2003.

Anthony Caputo, Chairman, and CEO of SafeNet, stated, “With the merger of Rainbow and SafeNet now officially completed, we’re even more confident in the potential of our combined product offerings and the opportunities we can capture. After a recent review of the progress of each of our operations teams, I can say that the integration with Rainbow is proceeding on target, and we anticipate achieving our operating synergies and growth goals as projected at the time of the merger close. The Rainbow side of the business is performing as well or even better than initially forecasted, especially in regards to the secure communications and the authentication token businesses.”

He continued, “The Sentinel Business is both high-margin and high-potential; we are really excited about the tremendous opportunities for software protection and digital rights. Given its importance, both in terms of our current business and where we think it will take us in the future, we have solidified our commitment to investing in this business with the creation of the Sentinel Business Unit. The new unit, a key part of our Embedded Division, combines sales, marketing, engineering, and customer support functions to focus on and extend Sentinel’s leadership position as the vendor of choice for anti-piracy software.”

Caputo concluded, “SafeNet has emerged as a dominant information security provider. Starting next week, we’ll be introducing the newly combined company and its capabilities to our customers, partners, industry analysts, and investors. The SafeNet Security Tour 2004 will include a bus tour, meetings with customers and the press, trade show events, and an investor lunch in New York City.”

Business Updates

     Since the beginning of the first quarter of 2004, SafeNet has announced:

•	The completion of the merger with Rainbow Technologies. The new company now boasts a combined client base of over 5,000 worldwide customers with distribution channels extending across more than 100 countries.

•	The selection of SafeNet’s SafeEnterprise™ Security System by the Indonesia Government to secure taxpayer information, adding a high assurance level of security against unauthorized access to tax records.

•	The establishment of the new Sentinel Business Unit and the appointment of Prakash Panjwani to lead the unit. The new unit reflects the importance of the Sentinel business and the conviction that its Sentinel brand of Software Protection and License Management products, which originated from Rainbow Technologies, will continue to contribute to SafeNet’s growth.

•	The appointment of L. Thomas Van Huben as Vice President, Human Resources, reflecting the Company’s priority to recruit and retain top people throughout the world.

•	The selection of SafeNet’s SafeXcel™-1141 VPN chip by Allied Telesyn, a global leader in Ethernet networking solutions for the access edge. Allied Telesyn is using the SafeXcel-1141 for its AR450S Security Router, an enterprise-class security appliance.

•	The selection of SafeNet’s CGX Mobile Library by NEC Electronics for its wireless chip sets. Built upon the successes of SafeNet’s CGX Cryptographic Library, the CGX Mobile Library provides developers with cryptographic security designed for small footprint environments such as mobile phones and PDAs.

•	The plans to enable powerful trust services for wireless developers with the SafeZone™ Trusted Mobile Computing Toolkit and SafeZone Trusted Mobile Computing IP products. The SafeZone products will enable wireless phone and consumer electronics platform manufacturers to protect copyrighted content, provide digital rights management services, reduce fraud, and support a range of revenue-driving services including multimedia content and games.

•	The availability of SafeNet’s SafeXcel™ IP, license-ready intellectual property, in the newly introduced Au1550™ security network processor from Advanced Micro Devices, Inc. (AMD). AMD is a global supplier of integrated circuits for the computing, communications, and consumer electronics markets. AMD is also using SafeNet’s CGX Mobile Library in order to easily port security functionality to the processor.

•	Participation in the Symbian Platinum Program to support the growing market for smartphones based on Symbian OS™. As a Platinum Partner, SafeNet will make the recently announced SafeZone™ Trusted Mobile Computing Products available for Symbian OS. Symbian Software Limited develops and licenses Symbian OS, the global industry standard operating system for smartphones, to the world’s leading handset manufacturers, which account for over 80% of annual mobile phone sales worldwide.

Since the beginning of the first quarter of 2004, Rainbow announced:

•	The demonstration of Rainbow’s Rights Management Services that support Microsoft Windows Rights Management Services (RMS) for Windows Server 2003 at the RSA 2004 Conference.

•	The selection of Rainbow’s NetSwift iGate™ SSL VPN Gateway by Software & Information Industry Association (SIIA). SIIA will use the NetSwift iGate SSL VPN to enable 2004 Codie Awards finalist judges from around the globe to securely vote online.

•	The integration of Rainbow’s iKey™ USB authentication token with HID’s 125 kHz proximity access control technology into a single physical/data security device called the RFiKey. HID is the largest manufacturer of contactless-access control readers and cards for the security industry—HID has shipped over 150 million credentials to customers worldwide.

Current Outlook for Second Quarter and Full Year 2004

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

For the quarter ended June 30, 2004, SafeNet currently expects to achieve revenues in the range of $54.0 to $56.0 million. The adjusted net income is expected to be in the range of $0.26 to $0.31 per diluted. Adjusted guidance excludes integration costs of $2.9 million, amortization of acquired intangible assets of $5.6 million, amortization of unearned compensation of $2.2 million, and net tax adjustments of ($0.5) million, which is approximately ($0.29) per share. The GAAP net income is expected to be in the range of $0.01 to $0.04 per share.

For the year ended December 31, 2004, the Company expects to achieve revenues in the range of $200 to $210 million. Adjusted net income guidance for 2004 is between $1.30 and $1.40 per diluted share. Adjusted guidance excludes estimated integration costs of $9.3 million, amortization of acquired intangibles of $19.8 million, amortization of unearned compensation of $6.5 million, and net tax adjustments of approximately ($10.4) million, for a total of approximately ($1.09) per share. The GAAP income per share guidance for 2004 is between $0.19 and $0.23 per share.

Conference Call
As previously announced, SafeNet is hosting a conference call today at 5:00 pm EDT. To join SafeNet in the conference call, dial 1-888-396-2356 and use pass code 50623989 within the United States. If you are calling from outside the U.S., please dial 1-617-847-8709 and use pass code 35586830. The conference call will also be available via live webcast on SafeNet’s Investor Relations web site at www.safenetinvestor.com.

About SafeNet, Inc.
SafeNet, Inc. (NASDAQ: SFNT), a leading provider of private and public network security solutions, has set the industry standard for VPN technology and secure business communications and offers the only encryption platform for both WAN and VPN networks. With more than 20 years experience in developing, deploying, and managing network security systems for the most security-conscious government, financial institutions, and large enterprise organizations around the world, SafeNet’s proven technology has emerged as the de facto industry standard for VPNs. SafeNet is the single-source vendor for WAN and VPN security solutions teamed with an easy and low-cost migration path to a broad range of VPN products. SafeNet security solutions, based on SecureIP Technology™, and part of the CGX Security Platform, have become the products of choice for leading Internet infrastructure manufacturers, service providers, and security vendors. Securing the infrastructure of today’s e-business communications as well as leading the way in government Homeland and classified data security, SafeNet has opened new markets for interoperable, secure, and deployable VPN communications. Commercial customers include Texas Instruments, Microsoft, Samsung, Centillium Communications, ARM, and Cisco Systems. Government, financial, and large enterprise customers include the National Security Agency, Federal Bureau of Investigation, U.S. Postal Service, U.S. Department of Defense, U.S. Internal Revenue Service, Social Security Administration, Bank of America, Eastman Kodak, Hewlett-Packard, and Motorola. For more information, visit www.safenet-inc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Statements contained in this document that are not historical facts could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others: the risk that the SafeNet and Rainbow businesses will not be integrated successfully; costs related to the proposed merger; and other economic, business, competitive, and/or regulatory factors affecting SafeNet’s business generally, including those set forth in its filings with the Securities and Exchange Commission, including SafeNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and its Current Reports on Form 8-K. If

any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet’s results could differ materially from the expectations in these statements. SafeNet assumes no obligation and does not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

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Editor’s Note: SafeNet and SoftRemote are registered trademarks and SafeXcel, SafeEnterprise, SafeZone, SoftRemotePDA, EmbeddedIP, and SecureIP Technology are trademarks of SafeNet, Inc. Rainbow Technologies, NetSwift iGate and iKey are trademarks of Rainbow Technologies, Inc. All other trademarks are the property of their respective owners.

[Financial Statements to Follow]

SAFENET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited — In thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,	December 31,
	2004	2003	2003
Revenues
Licenses and royalties	$2,181	$1,978	$8,762
Products	17,856	10,014	6,718
Service and maintenance	3,978	1,571	3,255

	24,015	13,563	18,735
Cost of revenues	9,163	4,444	3,206

Gross profit	14,852	9,119	15,529

Research and development expenses	4,786	3,256	3,482
Sales and marketing expenses	4,213	3,066	4,094
General and administrative expenses	2,744	1,697	1,863
Write-off of acquired in-process research and development costs	—	7,900	—
Restructuring charges	1,775	—	—
Costs of integration of acquired companies	584	1,615	807
Amortization of deferred compensation	361	—	—
Amortization of acquired intangible assets	1,534	767	1,361

Total operating expenses	15,997	18,301	11,607

Operating (loss) income	(1,145)	(9,182)	3,922
Interest and other income, net	154	89	357

(Loss) income before income taxes	(991)	(9,093)	4,279
Income tax (benefit) expense	(535)	641	11

Net (loss) income	$(456)	$(9,734)	$4,268

(Loss) income per common share:
Basic	$(0.03)	$(1.07)	$0.32
Diluted	$(0.03)	$(1.07)	$0.31
Shares used in computation:
Basic	15,183	9,083	13,281
Diluted	15,183	9,083	13,987

SAFENET, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NET INCOME, AS ADJUSTED
(Unaudited — In thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,	December 31,
	2004	2003	2003
Net (loss) income from Consolidated Statements of Operations	$(456)	$(9,734)	$4,268

Adjustments:
Costs of Revenues:
Amortization of acquired intangible assets — cost of revenues	1,129	1,067	409
Operating Expenses:
Write-off of acquired in-process research and development costs	—	7,900	—
Restructuring charges	1,775	—	—
Costs of integration of acquired companies	584	1,615	807
Amortization of deferred compensation	361	—	—
Amortization of acquired intangible assets	1,534	767	1,361
Income tax expense (1)	(2,072)	(149)	(2,388)

Net adjustments	3,311	11,200	189

Net income, as adjusted	$2,855	$1,466	$4,457

Income per common share — basic and diluted, as adjusted
Basic	$0.19	$0.16	$0.34

Diluted	$0.18	$0.15	$0.32

Shares used in computation:
Basic	15,183	9,083	13,281
Diluted	15,996	9,629	13,987

See Consolidated Statements of Operations for GAAP information.

(1) Assumes a 35% income tax rate.

SAFENET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$75,515	$21,651
Restricted cash	2,800	2,800
Short term investments	98,026	92,280
Accounts receivable, net of allowance for doubtful accounts of $2,309 and $940	32,177	13,191
Unbilled costs and fees	1,837	—
Inventories, net of reserve of $1,457 and $1,275	15,154	3,123
Other current assets	4,815	1,414

Total current assets	230,324	134,459
Equipment and leasehold improvements, net of accumulated depreciation of $4,165 and $6,875	14,332	3,809
Computer software development costs, net of accumulated amortization of $2,544 and $1,696	1,893	1,982
Goodwill	306,862	42,407
Intangible assets, net of accumulated amortization of $11,567 and $8,483	151,546	23,599
Other assets	1,371	1,900

	$706,328	$208,156

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,839	$3,799
Accrued salaries and commissions	11,821	3,770
Advance payments and deferred revenue	10,142	4,791
Accrued acquisition costs	5,670	—
Accrued warranty costs	2,882	259
Other accrued expenses	7,854	2,509
Due to former owners of acquired company	2,800	2,800
Deferred income taxes	2,572	2,607
Accrued income taxes	4,564	2,294

Total current liabilities	60,144	22,829
Long-term liabilities	59,052	6,330

Total liabilities	119,196	29,159
Stockholders’ equity:
Preferred stock, $.01 par value per share. Authorized 500 shares, none issued and outstanding	—	—
Common stock, $.01 par value per share. Authorized 50,000 shares, issued 23,736 and 13,286 shares	237	133
Additional paid-in capital	621,169	199,783
Unearned compensation	(12,799)	—
Accumulated other comprehensive income	5,294	5,394
Accumulated deficit	(26,769)	(26,313)

Net stockholders’ equity	587,132	178,997

	$706,328	$208,156